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                                                                     EXHIBIT 4.1

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                       CUSIP No.: 316326AD9

                          5.25% NOTE DUE MARCH 15, 2013

        FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred and Fifty Million Dollars ($250,000,000) on March 15, 2013.


Interest Payment Dates: March 15 and September 15


Regular Record Dates: March 1 and September 1


Authenticated: March 11, 2003


Dated: March 11, 2003


FIDELITY NATIONAL FINANCIAL, INC.               [seal]



By: /s/ Peter T. Sadowski               By: /s/ Alan L. Stinson
   -----------------------------------     -------------------------------------
   Peter T. Sadowski                       Alan L. Stinson
   Executive Vice President and            Executive Vice President and
   General Counsel                         Chief Financial Officer


                          Certificate of Authentication

        The Bank of New York as Trustee, certifies that this is one of the Securities of the series described in the within-mentioned Indenture.

                                        Dated: March 11, 2003
                                               ---------------------------------


                                        THE BANK OF NEW YORK,
                                        as Trustee

                                        By:   /s/ Michael Pitfick
                                              ----------------------------------
                                              Authorized Signatory



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                        FIDELITY NATIONAL FINANCIAL, INC.

                          5.25% NOTE DUE MARCH 15, 2013

        1. INTEREST. Fidelity National Financial, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate of 5.25% per annum. The Company shall pay interest semiannually on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 2003 until the principal is paid or made available for payment. Interest on this Security will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from March 11, 2003. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company shall pay interest on this Security (except defaulted interest, if any, which shall be paid on such special payment date as may be fixed by the Company to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders at the close of business on the March 1 or September 1 immediately preceding any Interest Payment Date, except that interest payable on March 15, 2013 shall be payable to the persons to whom principal is payable on such date. A holder must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "Trustee") shall act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.


        4. INDENTURE. The Company issued this Security under an Indenture dated as of August 20, 2001 between the Company and the Trustee (the "Indenture"). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement thereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Fidelity National Financial, Inc., 17911 Von Karman Avenue, Suite 300, Irvine, California 92614,
Attention: Corporate Secretary.


        5. PERSONS DEEMED OWNERS. The registered Holder or Holders of this Security shall be treated as owners of it for all purposes.


        6. OPTIONAL REDEMPTION. This Security is redeemable at the option of the Company, at any time in whole or from time to time in part, at a price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of this Security to be redeemed and (ii) the sum of the present values of the remaining



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scheduled payments of principal and interest on the principal amount of this
Security to be redeemed, exclusive of interest accrued to the date of redemption (the "Redemption Date"), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 30 basis points, plus accrued interest thereon to the Redemption Date. The principal amount of this Security called for redemption shall become due on the Redemption Date.

        For purposes of determining the Redemption Price, the following definitions are applicable:

                "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

                "Comparable Treasury Price" means, with respect to any Redemption Date:

                the average of the bid and the asked prices for the Comparable Treasury Issue, expressed as a percentage of its principal amount, at 4:00 p.m. on the third business day preceding that Redemption Date, as set forth on "Telerate Page 500," or such other page as may replace Telerate Page 500; or

                if Telerate Page 500, or any successor page, is not displayed or does not contain bid and/or asked prices for the Comparable Treasury Issue at that time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

                "Independent Investment Banker" means Lehman Brothers Inc. and any successors or, if it is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.

                "Reference Treasury Dealer" means Lehman Brothers Inc. and any successors and four other primary United States government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer therefor.

                "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for this Security, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the Redemption Date.

                "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third business day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the Redemption Date.

        7. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.


        8. AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture or this Security may be amended or supplemented with the consent of at least a majority in aggregate principal amount of the Holders of each series of Securities affected by the amendment. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Security to, among other things, cure any ambiguity or correct any mistake or to correct or supplement any provision which may be inconsistent with any other provision or to create another series of Securities and establish its terms or to make any other provisions with respect to matters arising under the Indenture, provided such action does not adversely affect the interests of any Holder.

        9. DEFAULTS AND REMEDIES. Any of the following shall constitute an Event of Default:


                (a) default in the payment of any interest on this Security when the same becomes due and payable, and continuance of such default for a period of 30 days; or

                (b) default in the payment of any principal of or premium, if any, on this Security when the same becomes due and payable at its Maturity (whether at Stated Maturity, upon redemption, or otherwise); or

                (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture or this Security (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 9 or a covenant or warranty which has expressly been included in the Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than this Security), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of this Security a written notice specifying such default or breach and requiring it to be remedied, and stating that such notice is a "Notice of Default" hereunder; or

                (d) default in the payment when due of amounts payable under any bond, note, debenture or other evidence of Debt of the Company (including such default with respect to any other series of Securities), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company, whether such Debt exists on the date of the Indenture or shall hereafter be incurred or created, in an aggregate amount exceeding $20,000,000, or default under any such evidence of Debt (including default with respect to any other series of Securities), or under any such other instrument, which results in such Debt in an aggregate principal amount exceeding $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such outstanding amount shall not be paid in full, such acceleration shall not be rescinded or annulled or such Debt shall not be paid in full, or there shall not be deposited into trust a sum of money sufficient to pay in full such outstanding amount or such Debt, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of this Security a written notice specifying such default and requiring the Company to cause such outstanding amount to be paid in full, such acceleration to be rescinded or annulled, or such Debt to be paid in full, or to deposit into trust a sum of money sufficient to pay in full such outstanding amount or Debt and stating that such notice is a "Notice of Default" hereunder; or

                (e) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

                (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, (C) orders the winding up or liquidation of the Company, (D) adjudges the Company a bankrupt or insolvent or (E) approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Company; and any such order or decree described in this clause (f) remains unstayed and in effect for 60 days.

        If an Event of Default with respect to this Security occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of this Security, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and accrued interest, if any, on the aggregate principal amount of this Security to be due and payable, and upon any such declaration such principal and interest, if any, shall be immediately due and payable.

        At any time after such a declaration of acceleration with respect to this Security has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of this Security, by written notice to the Trustee, may rescind and annul such declaration and its consequences as provided in the Indenture.

        The Holders of a majority in aggregate principal amount of this Security by written notice to the Trustee may waive any past Default or Event of Default with respect to this Security and its consequences except (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, this Security or (b) in respect of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of each Holder of this Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured.

        10. AMOUNT UNLIMITED. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. The Securities may be issued from time to time in one or more series. The Company may from time to time, without the consent of the existing Holders of this Security, issue additional Securities of the series of which this Security is a part on substantially the same terms and conditions as those of this Security.

        11. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under this Security and the Indenture, the predecessor corporation shall be released from those obligations.

        12. TRUSTEE DEALINGS WITH COMPANY. The Bank of New York, as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

        13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

        14. DISCHARGE OF INDENTURE. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.


        15. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.


        16. GOVERNING LAW. This Security shall be governed by and construed in accordance with the internal laws of the State of New York.


        17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

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                                 ASSIGNMENT FORM

        If you the Holder want to assign this Security, fill in the form below:

        I or we assign and transfer this Security to


              (Insert assignee's social security or tax ID number)

                          ---------------------------

                          ---------------------------


        ------------------------------------------------------------------------


        ------------------------------------------------------------------------


        ------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)


        and irrevocably appoint                                                ,
                               ------------------------------------------------


        ------------------------------------------------------------------------


        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:
     ----------------------------------
Your signature:

---------------------------------------
(Sign exactly as your name appears on the other side of this Security)

Signature
Guarantee:
          -----------------------------